UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2025

Insteel Industries Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina	1-9929	56-0674867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1373 Boggs Drive
Mount Airy, North Carolina 27030
(Address of Principal Executive Offices, and Zip Code)

(336) 786-2141
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	IIIN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Insteel Industries Inc. (the “Company”) held its 2025 Annual Meeting of Shareholders (the “Annual Meeting”) on February 11, 2025. At the Annual Meeting, the stockholders of the Company approved the Insteel Industries Inc. 2025 Equity Incentive Plan (the “2025 Plan”).

The 2025 Plan is intended to promote a closer identification of the interests of selected participants with those of the Company and its shareholders. The effective date of the 2025 Plan was February 11, 2025 (the “Effective Date”), and awards may be granted under the 2025 Plan until February 10, 2035 (subject to earlier plan termination). The 2025 Plan authorizes the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance share awards, performance unit awards, phantom stock awards, other stock-based awards, dividend equivalent awards and/or any other award that may be granted under the 2025 Plan. The 2025 Plan is administered by the Board of Directors of the Company (the “Board”) or, upon its delegation, by the Executive Compensation Committee (the “Committee”) of the Board (subject to limitations as described in the 2025 Plan). Employees, directors and consultants of the Company and its affiliates are eligible to participate if selected by the Committee.

Subject to adjustments as provided in the 2025 Plan, the maximum aggregate number of shares of the Company’s common stock that may be issued under the 2025 Plan may not exceed the sum of (i) 800,000 shares of common stock, plus (ii) any shares remaining available for the grant of awards as of the Effective Date under the Company’s 2015 Equity Incentive Plan (the “2015 Plan”), plus (iii) any shares subject to an award granted under the 2015 Plan, which award is forfeited, cash-settled, cancelled, terminated, expires or lapses for any reason after the Effective Date without the issuance of shares or pursuant to which such shares are forfeited.

The maximum aggregate number of shares of common stock that may be issued under the 2025 Plan pursuant to the grant of incentive stock options is 600,000 shares. In addition, the maximum number of shares of common stock subject to awards granted to a non-employee director during any 12-month period, taken together with any cash fees paid to such non-employee director during such 12-month period, may not exceed $750,000 in total value.

The foregoing summary description of the 2025 Plan is qualified in its entirety by reference to the 2025 Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1. The terms of the 2025 Plan are incorporated herein by reference. For additional information regarding the 2025 Plan, please refer to Item Number Three – “Approval of the Insteel Industries Inc. 2025 Equity Incentive Plan” on pages 44 through 52 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on January 2, 2025 (“Proxy Statement”).  The Proxy Statement is available on the SEC's website at www.sec.gov.

Item 5.07. Submission of Matters to a Vote of Security Holders

Set forth below is a brief description of each item submitted to a vote of the shareholders at the Annual Meeting and the final voting results for each item. A more complete description of each item is set forth in the Company’s proxy statement for the Annual Meeting, which was filed with the U.S. Securities and Exchange Commission on January 2, 2025.

Item Number One – Election of Directors

Each of the three nominees named in the proxy statement for the Annual Meeting were elected by the shareholders to the Board based on the following vote:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Blake K. Doyle	17,212,209	66,205	1,031,024
Jon M. Ruth	14,499,310	2,779,104	1,031,024
Joseph A. Rutkowski	12,767,441	4,510,973	1,031,024

Directors Doyle, Ruth and Rutkowski were elected to three-year terms ending at the 2028 Annual Meeting of Shareholders.

Item Number Two – Advisory Vote on the Compensation of the Company’s Executive Officers

The compensation of the Company’s executive officers was approved, on an advisory basis, by the shareholders based on the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,114,275	1,155,092	9,047	1,031,024

Item Number Three – Approval of Insteel Industries Inc. 2025 Equity Incentive Plan

The Insteel Industries Inc. 2025 Equity Incentive Plan was approved by the shareholders based on the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,325,858	946,535	6,021	1,031,024

Item Number Four – Ratification of the Appointment of Grant Thornton LLP

The appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending September 27, 2025 was ratified by the shareholders based on the following vote:

Votes For	Votes Against	Abstentions
18,133,891	170,943	4,604

Item 9.01. Financial Statements and Exhibits

Exhibit 10.1	Insteel Industries Inc. 2025 Equity Incentive Plan
Exhibit 104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES INC.

By:	/s/ Elizabeth C. Southern
Name:	Elizabeth C. Southern
Title:	Vice President Administration, Secretary and Chief Legal Officer
Date:	February 14, 2025